EXHIBIT 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T (410) 580-3000 F (410) 580-3001 W www.dlapiper.com
November 13, 2008
HeartWare International, Inc.
205 Newbury Street
Framingham, Massachusetts 01701
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel for HeartWare International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of a total of 1,298,934 shares (the “Shares”) of the Company’s Common Stock, par value of $0.001 per share (the “Common Stock”), including (i) up to 469,140 shares of the Common Stock pursuant to awards granted or to be granted under the HeartWare International, Inc. 2008 Stock Incentive Plan, (ii) up to 648,380 shares of the Common Stock pursuant to awards granted or to be granted under the HeartWare International, Inc. Employee Stock Option Plan, (iii) up to 142,846 shares of the Common Stock pursuant to awards granted or to be granted under the HeartWare International, Inc. Restricted Stock Plan, and (iv) up to 38,568 shares of the Common Stock pursuant to awards granted under the HeartWare International, Inc. Incentive Option Terms.
     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies of the Registration Statement, the Plans, the Certificate of Incorporation, and the Bylaws of the Company as now in effect and minutes of all pertinent meetings and actions of the Board of Directors of the Company and of the Compensation Committee of the Board of Directors of the Company.
     In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plans. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock. We have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plans, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plans.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state of the United States or any foreign jurisdiction.
     This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Delaware be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.
     Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plans, such Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ DLA Piper llp (us)
DLA Piper llp (us)